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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4, Registration No. 333-207647 (the "Registration Statement") of CyrusOne LP and CyrusOne Finance Corp. and the accompanying prospectus of our report dated March 31, 2015, relating to our audit of the consolidated financial statements of Cervalis Holdings LLC and Subsidiaries as of and for the years-ended December 31, 2014, 2013 and 2012, included as Exhibit 99.2 to CyrusOne Inc.'s Current Report on Form 8-K, dated June 22, 2015 and incorporated by reference in this Registration Statement and accompanying prospectus.

        We also consent to the reference to our firm under the caption "Experts" in this Registration Statement and accompanying prospectus.

        On October 26, 2015 we changed the name of our firm from McGladrey LLP to RSM US LLP.

/s/ RSM US LLP

New York, NY
November 20, 2015

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITOR